Exhibit 10.17.2


                              FORM OF

                 AMENDMENT TO EMPLOYMENT AGREEMENT



           Amendment dated as of March 29, 1994 (the "Amendment") to the Employment Agreement dated June 23, 1993 (the "Employment Agreement") by and among Smith Barney Shearson Inc., a Delaware corporation, formerly known as Smith Barney, Harris Upham & Co. Incorporated (the "Company"), The Travelers Inc., a Delaware corporation formerly known as Primerica Corporation and the sole common stockholder of the Company ("The Travelers"), and Robert
 F. Greenhill (the "Executive").

           WHEREAS, the parties hereto have previously entered into the Employment Agreement; and

           WHEREAS, the parties hereto desire to amend such Employment Agreement in light of recent changes to the Internal Revenue Code of 1986, as amended.

           NOW, THEREFORE, the parties hereto, each intending to be legally bound, do hereby agree as follows:

           1. Effective upon the mailing of the definitive proxy statement (the "Proxy Statement") for the 1994 Annual Meeting of Stockholders (the "Annual Meeting") of The Travelers (which mailing is expected to occur on or about March 29, 1994), Paragraphs 5(a) and 5(b) of the Employment Agreement are deleted.

           2. Immediately upon approval by the stockholders at the Annual Meeting of The Travelers Inc. Executive Performance Compensation Plan, such Paragraphs 5(a) and 5(b) shall be replaced with new Paragraphs 5(a) and 5(b), as described in
 Article V of Annex B to the Proxy Statement and as set forth in Attachment A hereto, with an effective date of January 1, 1994.

           3. In the event that such stockholder approval is not obtained, the Company and Executive shall enter into good faith negotiations to enter into a mutually satisfactory replacement for such Paragraphs 5(a) and 5(b).

           4. Except as expressly modified by this Amendment, all terms of the Employment Agreement in effect on the date hereof shall remain in full force and effect.

           5. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.








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           IN  WITNESS  WHEREOF,  the parties  have  executed this
 Amendment as of the date first above written.

                                    SMITH BARNEY SHEARSON INC.


                                    By:
                                       ------------------------------
                                        Name:
                                        Title:

                                    THE TRAVELERS INC.


                                    By:
                                       ------------------------------
                                        Name:
                                        Title:


                                    ---------------------------------
                                             Robert F. Greenhill













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






                                                      ATTACHMENT A
                                                   to Amendment to
                                              Employment Agreement
                                        dated as of March 29, 1994



           (a)  Compensation.   During the Term,  the Company
                ------------
      shall pay or cause to be paid to the Executive (x) an annual base salary of $995,000 plus (y) a bonus (together, the "Compensation") for each fiscal year of the Company equal to the sum of (i) 2% of the After-Tax Earnings (as hereinafter defined) for such fiscal year from $49,750,000 up to and including $750,000,000 of such After-Tax Earnings, (ii) 1.5% of the After-Tax Earnings in excess of $750,000,000 up to but not exceeding $1 billion and (iii) 1% of the After-Tax Earnings in excess of $1 billion provided that if the
                                        --------
      After-Tax Earnings for such fiscal year does not exceed $100 million, then Executive shall not be entitled to a bonus. The Compensation shall be subject to increases from time to time at the sole discretion of the Board of Directors of the Company. For purposes of this Agreement, "After-Tax Earnings" for any fiscal year shall mean the aggregate of (i) the consolidated after-tax net income of Smith Barney Shearson Holdings Inc. ("SBSH") and its subsidiaries, (ii) for so long as Greenwich Street Capital Partners Inc. ("GSCP") shall be a subsidiary of The Travelers and the Executive is employed by the Company, the after-tax net income of GSCP, and (iii) the after-tax net income of any other affiliate of The Travelers with which the Executive has a relationship similar to that with GSCP with respect to corporate organization, hiring of employees, setting of policies or operating guidelines (GSCP and such other entities referred to collectively as "The Travelers Entities"), in each case (except as otherwise provided in the next sentence with respect to the years 1993 and 2000) as reflected on its audited financial statements for such fiscal year prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and certified by independent public accountants (provided that, if any of The
                            --------
      Travelers Entities shall not otherwise cause to be prepared audited financial statements, the financial statements of any such Entity included in the financial statements of The Travelers filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be used for these purposes. The Company shall pay or cause to be paid to the Executive the base salary and that portion of Compensation based upon the After-Tax Earnings of SBSH and its subsidiaries, and

      The Travelers shall pay or cause to be paid to the Executive that portion of Compensation based upon the After-Tax Earnings of The Travelers Entities. With respect to the period from the Commencement Date to December 31, 1993 (the "1993 Stub Period") and the period from January 1, 2000 to the last day of the Term (the "2000 Stub Period"), the Compensation payable to the Executive for such periods shall be equal to one-half of the Compensation determined in accordance with the formula set forth in the first sentence of this Paragraph 5(a). For this purpose, After-Tax Earnings in such formula shall be deemed to be equal to the product of two (2) multiplied by the After-Tax Earnings for the fiscal quarters ended September 30, 1993 and December 31, 1993 (in the case of the 1993 Stub Period) and the After-Tax Earnings for the fiscal quarters ended March 31, 2000 and June 30, 2000 (in the case of the 2000 Stub Period), in each case as reflected in the interim financial statements of the relevant entities for such fiscal quarters prepared in accordance with GAAP consistently applied. For any partial fiscal year (whether preceding or following the Date of Termination (as defined in Paragraph 9(f)), the Compensation for such partial fiscal year shall be calculated by multiplying the Compensation otherwise calculated for the full fiscal year by a fraction, the numerator of which is the number of calendar months in such partial fiscal year (including, in the case of the partial fiscal year preceding the Date of Termination, the month in which the Date of Termination occurs) and the denominator of which is 12.

           (b)  Time  of Payment.  The Compensation  shall be paid
                ----------------
      to the Executive as follows:

                (i) The Company shall pay to the Executive the base salary in monthly or more frequent installments in accordance with the payroll practices for senior executives of the Company in effect at the time of payment; and

                (ii)     Promptly  after   the  relevant   audited
           financial statements are completed (but in no event later than the 90th day following the end of each year or in the case of the 1993 Stub Period and the 2000 Stub Period the applicable Stub Period, as the case may
           be) and following the certification by the Nominations and Compensation Committee of The Travelers Board of Directors that the applicable performance goals have been met as required by Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company shall pay or cause to be paid to the Executive an amount equal to the bonus for such year calculated pursuant to Paragraph 5(a).

           The parties agree that, with regard to the portion of the Compensation based upon the earnings of SBSH and its subsidiaries, the financial statements included in SBSH's periodic filings under the Exchange Act shall be used for determining the Compensation under this Agreement. With regard to the portion of the Compensation based upon the earnings of The Travelers Entities, and in the event that SBSH ceases to be a reporting company during the Term, the financial statements of The Travelers Entities and SBSH and its subsidiaries included in The Travelers' financial statements filed under the Exchange Act shall be used for determining the respective portion or portions of such Compensation unless the parties agree on an alternate arrangement for providing periodic financial statements for purposes of this Paragraph.







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